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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 21, 2006, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-134873) and related Prospectus of Altra Industrial Motion, Inc. for the registration of the 11.25% Senior Notes due 2013.

                                       /s/ Ernst & Young LLP

Boston, Massachusetts
July 19, 2006